FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

FUSION LAUNCHES EFOLINK - ALLOWS SUBSCRIBERS ON GO TO
MAKE LOW-COST CALLS WITHOUT ACCESS TO THEIR SOFTPHONE OR SIP DEVICE

New Efonica Plus Service Targets Frequent Travelers With Ease Of Service

NEW YORK, July 5, 2006 - Fusion Telecommunications International, Inc. (AMEX:FSN), a global VoIP service provider, today added its new efoLink service to its Efonica Plus suite of paid services. efoLink is designed for those Efonica subscribers who may not have access to their Efonica softphone or a SIP-enabled device. Using a simple screen on the Efonica website, www.efonica.com, efoLink allows subscribers to enter any two phone numbers and schedule a call. At the pre-selected time, Efonica’s advanced system will call both numbers and create a connection.

“efoLink is the kind of evolutionary feature that can make Efonica services convenient enough to use each and every time our subscribers want to make a call, no matter where they are, no matter what kind of device they have access to, no matter who they want to call,” said Matthew Rosen, President & CEO of Fusion.

efoLink complements Fusion’s recently announced efoOut service, which allows subscribers to call any landline or mobile telephone number in the world at extremely competitive prices. efoLink is automatically available to all subscribers who sign up for efoOut service.

“The introduction of efoLink reinforces our commitment to making the low cost and efficiency of VoIP available even without access to your PC. efoLink is just the beginning of many exciting and innovative new services that Efonica Plus will offer,” added Roger Karam, President of Fusion’s VoIP Division. Consumers can subscribe to efoOut, which automatically enables efoLink, and other Efonica Plus services at www.efonica.com.

Efonica Plus is intended to open a new vista of VoIP functionality to subscribers of the Company's newly launched Efonica service. Using Fusion’s patent-pending worldwide Internet Area Code™, Efonica allows subscribers to make free calls among registered members to and from any combination of PCs, Internet phones and regular telephones (with a SIP adapter), whether they have broadband or dial-up Internet connections.

About Fusion:

Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.